                                                         Exhibit 99.B-2(A)(i)(B)
                                                                          PAGE 1

                                    DELAWARE

                                 THE FIRST STATE

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ING GLOBAL MANAGED DURATION INCOME AND DIVIDEND FUND", CHANGING ITS NAME FROM "ING GLOBAL MANAGED DURATION INCOME AND DIVIDEND FUND" TO "ING GLOBAL EQUITY DIVIDEND AND PREMIUM INCOME FUND", FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF JANUARY, A.D. 2005, AT 8:34 O'CLOCK P.M.


[SEAL]                                 /s/Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State
3784883 8100                            AUTHENTICATION: 3817946

050033491                                          DATE: 01-14-05

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                            CERTIFICATE OF AMENDMENT

                                       to

                              CERTIFICATE OF TRUST

                                       of

              ING GLOBAL MANAGED DURATION INCOME AND DIVIDEND FUND
                           a Delaware Statutory Trust

     This Certificate of Amendment to Certificate of Trust of ING Global Managed Duration Income and Dividend Fund (the "Fund") is being duly executed and filed in order to change the name of the Fund.

     NAME. The current name of the Fund is:

     ING GLOBAL MANAGED DURATION INCOME AND DIVIDEND FUND

     AMENDMENT. Effective as of the filing of this Certificate, the name of the Fund is changed to:

     ING GLOBAL EQUITY DIVIDEND AND PREMIUM INCOME FUND

     IN WITNESS WHEREOF, the undersigned does hereby make and enter into this Certificate of Amendment to Certificate of Trust as of this 13th day of January, 2005.


                                                            /s/James M. Hennessy
                                                            --------------------
                                                            James M. Hennessy
                                                            Trustee


      STATE OF DELAWARE
     SECRETARY OF STATE
  DIVISION OF CORPORATIONS
DELIVERED 11:32 PM 01/13/2005
  FILED 08:34 PM 01/13/2005
SRV 050033491 - 3784883 FILE